SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
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CODE CHAIN NEW CONTINENT LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CODE CHAIN NEW CONTINENT LIMITED

No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2021

Dear Stockholder:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Code Chain New Continent Limited (formerly known as “TMSR Holding Company Limited”), a Nevada corporation (the “Company”), will be held on April 29, 2021, at 10:00 a.m., local time, (April 28, 2021 at 10:00 p.m. ET) at the principal office of the Company located at No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047, for the following purposes:

1.	to approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the registered direct offering of our securities and the concurrent private placement of unregistered warrants to purchase up to an aggregate of 2,527,304 shares of the Company’s common stock and the issuance of the shares of common stock pursuant to such warrants, which offerings were closed on February 22, 2021; and

2.	to approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposals described above.

Holders of record of our common stock at the close of business on March 22, 2021 (the “Record Date”), are entitled to this notice and to attend and vote at the Special Meeting.

A Proxy Statement describing the matters to be considered at the Special Meeting is attached to this Notice. This Notice, Proxy Statement, and proxy card are being distributed and made available on or about [*], 2021.

The Board of Directors (the “Board”) unanimously approves and recommends that you vote “FOR” each proposal.

Your vote is important. Whether or not you plan to attend the Special Meeting, I hope that you will vote as soon as possible in order to assure that your shares are represented at the Special Meeting. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote over the Internet. If you attend the Special Meeting, you may vote in person, if you wish to do so, even if you have returned a proxy. Only stockholders of record at the close of business on March 22, 2021 are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our offices. The enclosed proxy is being solicited on behalf of the Board of Directors. If you have any further questions concerning the Special Meeting or any of the items of business to be presented, please contact corporate secretary at +86-0513-8912-3630.

By Order of the Board of Directors,

Sincerely,

/s/ Yimin Jin
Yimin Jin
Co-Chairman of the Board and Co-Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2021.

Code Chain New Continent Limited
No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Code Chain New Continent Limited (formerly known as “TMSR Holding Company Limited”), a Nevada corporation (the “Company,” “CCNC,” “we,” “us,” or “our”), for use at the upcoming special meeting of stockholders including any adjournment or postponement thereof (the “Special Meeting”) to be held on April 29, 2021, at 10:00 a.m., local time, (April 28, 2021 at 10:00 p.m. ET), and at any adjournment or postponement thereof, at the principal office of the Company located at No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047.

This proxy statement and the enclosed proxy card are first being mailed on or about [*], 2021 to stockholders entitled to vote as of the close of business on March 22, 2021 (the “Record Date”). These proxy materials contain information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Voting

The specific proposals to be considered and acted upon at the Special Meeting are each described in this proxy statement. Only holders of shares of our common stock as of the close of business on the Record Date are entitled to of notice and to vote at the Special Meeting. As of the Record Date, there were [36,342,692] shares of common stock issued and outstanding. Therefore, shares of common stock representing an aggregate of [18,171,347] votes “FOR” each proposal are required for the approval of each proposal. Each holder of common stock is entitled to one vote for each share held as of the Record Date.

Preliminary results of the voting will be announced at the Special Meeting. Final results will be published in a Current Report on Form 8-K filed with Securities and Exchange Commission (the “SEC”) within four business days of the Special Meeting.

Quorum

In order for any business to be conducted at the Special Meeting, the holders of one-third (1/3rd) in voting power of the shares of our capital stock issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present at the scheduled time of the Special Meeting, the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum, may adjourn the Special Meeting until a quorum is present. The time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Special Meeting. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

Required Vote for Approval

At the Special Meeting, our stockholders will vote on the following proposals:

1.	Approval, for purposes of complying with Nasdaq Listing Rule 5635, of the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the registered direct offering of our securities and the concurrent private placement of unregistered warrants to purchase up to an aggregate of 2,527,304 shares of the Company’s common stock and the issuance of the shares of common stock pursuant to such warrants, which offerings were closed on February 22, 2021 (the “Nasdaq Proposal”). This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares present or represented by proxy and entitled to vote at the Special Meeting.

2.	Approval of the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal described above (the “Adjournment Proposal”). This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by the shares present or represented by proxy and entitled to vote at the Special Meeting.

The Board unanimously recommends a vote “FOR” the approval of each of the proposals.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at the Special Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Special Meeting. If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

The question of whether your broker or nominee may be permitted to exercise voting discretion with respect to a particular matter depends on whether the particular proposal is deemed to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.

For any proposal that is considered a “routine” matter, your broker or nominee may vote your shares in its discretion either for or against the proposal even in the absence of your instruction. For any proposal that is considered a “non-routine” matter for which you do not give your broker instructions, the shares will be treated as broker non-votes. “Broker non-votes” occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Broker non-votes will not be considered to be shares “entitled to vote” on any “non-routine” matter and therefore will not be counted as having been voted on the applicable proposal. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the proposals in this proxy statement, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

Under Nevada law and our Amended and Restated Bylaws, abstentions and broker non-votes are not counted as votes cast on an item and therefore will not affect the outcome of any proposal presented in this proxy statement. Abstention and broker non-votes, if any, will be counted for purposes of determining whether there is a quorum present at the Special Meeting.

Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the approval of the Nasdaq Proposal (Proposal No. 1) because it is considered a non-routine matter.

Approval of the Adjournment Proposal (Proposal No. 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal No. 2, brokers will be permitted to exercise their discretionary authority to vote for the approval of such proposal.

Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Special Meeting.

Voting, Revocation and Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of the Board, with the cost of solicitation borne by us. Solicitation may also be made by our directors and officers without additional compensation for such services. In addition to mailing proxy materials, the directors, officers and employees may solicit proxies in person, by e-mail, telephone or mail.

If you are a stockholder of record, there are three ways to vote:

●	By Internet — You can vote over the Internet by going to www.cstproxyvote.com, 24 hours a day, seven days a week. You will need the control number included on the enclosed proxy card. Votes submitted through the Internet must be received by 10:00 p.m. (ET) on April 28, 2021.

●	By Mail — You can vote by mail by signing, dating and mailing the enclosed proxy card.

●	During the Special Meeting — You can vote in person at the Special Meeting.

If you are a beneficial owner and on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice of the Special Meeting is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

If you vote via the internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the internet, do not return your proxy card.

If your proxy is properly returned to us, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the Nasdaq Proposal and (iii) FOR the Adjournment Proposal.

If you have given a proxy, you may revoke it at any time before it is exercised at the Special Meeting by:

●	delivering a written notice to No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047, Attention: Corporate Secretary, stating that the proxy is revoked;

●	signing and delivering a proxy bearing a later date;

●	voting again over the internet; or

●	attending the Special Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

No Appraisal Rights

Our stockholders have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Contact

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

●	by mail, to:

Code Chain New Continent Limited

No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

●	by telephone, at +86-0513-8912-3630.

PROPOSAL NO. 1: THE NASDAQ PROPOSAL

Introduction

On February 18, 2021, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers, pursuant to which we sold (i) 4,166,666 shares of common stock, (ii) registered warrants (the “Registered Warrants”) to purchase up to 1,639,362 shares of common stock and (iii) unregistered warrants (the “Unregistered Warrants”) to purchase up to 2,527,304 shares (the “Unregistered Warrant Shares”) of common stock in a registered direct offering (the “Registered Direct Offering”) and a concurrent private placement (the “Private Placement,” and together with the Registered Direct Offering, the “Offering”). The gross proceeds of the Offering of $24,999,996, before deducting placement agent fees and other expenses, are being used for working capital and general business purposes.

The Registered Warrants have a term of five years and are exercisable immediately at an exercise price of $6.72 per share, subject to adjustments thereunder, including a reduction in the exercise price, in the event of a subsequent offering at a price less than the then current exercise price, to the same price as the price in such offering (a “Price Protection Adjustment”).

The Unregistered Warrants have a term of five and one-half years and are first exercisable on the date that is the earlier of (i) six months after the date of issuance or (ii) the date on which the Company obtains stockholder approval approving the sale of the securities sold under the Securities Purchase Agreement, to purchase an aggregate of up to 2,527,304 shares of common stock. The Unregistered Warrants have an exercise price of $6.72 per share, subject to adjustments thereunder, including (x) a Price Protection Adjustment and (y) in the event the exercise price is more than $6.10, a reduction of the exercise price to $6.10, upon obtaining such stockholder approval.

The Offering was conducted pursuant to a placement agency agreement, dated February 18, 2021 (the “Placement Agency Agreement”), between the Company and certain placement agent (the “Placement Agent”), on a “reasonable best efforts” basis. The Company paid the Placement Agent a cash fee of $2,310,000, including $2,000,000 in commissions which was equal to eight percent (8.0%) of the aggregate gross proceeds raised in this Offering, $250,000 as a non-accountable expense which was equal to one percent (1%) of the aggregate gross proceeds raised in the Offering, and $60,000 in accountable expenses. Additionally, the Company issued the Placement Agent warrants (the “Placement Agent Warrants”) to purchase up to 208,333 shares of common stock.

The Placement Agent Warrants have a term of five years and are first exercisable six months after the date of issuance to purchase up to 208,333 shares of common stock at an exercise price of $6.00 per share.

On February 17, 2021, prior to giving effect to the Offering, we had 30,621,026 shares of common stock issued and outstanding. Pursuant to Nasdaq Listing Rules 5635(a) and 5635(d), as of February 17, 2021, 20% of our shares of common stock outstanding was 6,124,205 shares.

On February 22, 2021, we sold up to an aggregate of 8,541,665 shares of common stock that were issued or issuable in respect of the Offering described herein, including (i) 4,166,666 shares of common stock, (ii) up to 1,639,362 shares of common stock pursuant to the Registered Warrants, (iii) up to 2,527,304 shares of common stock pursuant to the Unregistered Warrants, and (iv) up to 208,333 shares of common stock pursuant to the Placement Agent Warrants. Because this aggregate amount of shares of common stock exceeded 20% of our shares of common stock outstanding and we had not obtained the requisite stockholder approval, the Unregistered Warrants could not provide for immediate exercise without violating Nasdaq Rule 5635. As a result, the investors in the offering required that as a condition to the consummation of the Offering, we agree to hold a meeting of stockholders, not later than April 29, 2021, for approval of the Nasdaq Proposal. That is the reason for the Special Meeting.

Registered Direct Offering and Private Placement

Pursuant to the Securities Purchase Agreement, we sold in the Offering an aggregate of (i) 4,166,666 shares of common stock, (ii) Registered Warrants to purchase an aggregate of up to 1,639,362 shares of common stock and (iii) Unregistered Warrants to purchase up to 2,527,304 shares of common stock. The terms of the Offering were previously reported in a Form 8-K filed with the SEC on February 18, 2021 and the closing of the Offering was reported in a Form 8-K filed with the SEC on February 22, 2021.

The gross proceeds of the Offering of $24,999,996, before deducting placement agent fees and other expenses, are being used for working capital and general business purposes.

Pursuant to the Securities Purchase Agreement, we are required to hold a meeting of our stockholders not later than April 29, 2021 to seek such approval as may be required from our stockholders (the “Stockholder Approval”), in accordance with applicable law, the applicable rules and regulations of the Nasdaq Stock Market, our certificate of incorporation and bylaws and the Nevada Revised Statutes with respect to the issuance of the securities in the Offering, including the Unregistered Warrants sold in the Private Placement, so that the issuance by us of shares of common stock in excess of the 6,954,059 shares (19.99% of the shares of common stock outstanding as of February 17, 2021, the date prior to entering into the Securities Purchase Agreement) in the aggregate (the “Issuable Maximum”), will be in compliance with Nasdaq Listing Rules 5635(a) and 5635(d) as described herein, and investors in the Offering will be able to exercise the Unregistered Warrants prior to six months after the closing of the Offering.

In the event that despite our reasonable best efforts we are unable to obtain the Stockholder Approval by April 29, 2021, we are required to hold an additional special meeting of stockholders and obtain Stockholder Approval by July 31, 2021. In the event that despite our reasonable best efforts we are unable to obtain Stockholder Approval by that date, we are required to hold additional meetings of our stockholders each fiscal quarter until Stockholder Approval has been obtained or the Unregistered Warrants expire or are exercised in full pursuant to their terms.  Until we have obtained Stockholder Approval, we may not consummate any subsequent financings at less than an effective price of $6.72 per share of our common stock.

Summary of Terms of the Registered Warrants

Exercise Price. Each Registered Warrant has an initial exercise price per share equal to $6.72 per share. The Registered Warrants are exercisable immediately upon issuance if exercised by paying the aggregate exercise price for the shares of common stock being exercised or exercising on a cashless basis for a net number of shares of common stock, as provided in the formula in the Registered Warrants. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Duration and Exercisability. The Registered Warrants are exercisable immediately and will expire five (5) years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Registered Warrant to the extent that the holder would own more than 4.99/9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Registered Warrants.

Cashless Exercise. If, at the time a holder exercises its Registered Warrants, a registration statement registering the issuance of the shares of common stock underlying the Registered Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Registered Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Registered Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Registered Warrants will be entitled to receive upon exercise of the Registered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Registered Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board (but not in a fundamental transaction which is not approved by our Board), the holders of the Registered Warrants have the right to require us or a successor entity to redeem the Registered Warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the Registered Warrant on the date of the consummation of the fundamental transaction.

Transferability. Subject to applicable laws, a Registered Warrant may be transferred at the option of the holder upon surrender of the Registered Warrant together with the appropriate instruments of transfer.

Summary of Terms of the Unregistered Warrants

Exercisability. The Unregistered Warrants are exercisable for a period of five and one-half years commencing on the earlier of (i) six months from issuance or (ii) the date such stockholder approval of the offering is obtained. The Unregistered Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of shares of our common stock underlying the Unregistered Warrants under the Securities Act of 1933, as amended (the “Securities Act”) is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. If a registration statement or current prospectus is not effective or available for the registration of the Unregistered Warrants or the resale of the shares of our common stock underlying the Unregistered Warrants under the Securities Act, at any time after the six-month anniversary of the closing date of the offering, the holder may, in its sole discretion, elect to exercise the Unregistered Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the Unregistered Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Unregistered Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Unregistered Warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Unregistered Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders. The exercise price of the Unregistered Warrants will also be reduced, in the event that the Company subsequently sells shares of common stock or common stock equivalents at a price which is less than the then current exercise price of the Unregistered Warrants, to a price equal to the per share price of the common stock in such subsequent sale.

Participation Rights. If at any time we grant, issue or sell any shares of our common stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any shares of our common stock (the “Purchase Rights”), the holder of the Unregistered Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Unregistered Warrants could have acquired if the holder had held the number of shares of our common stock acquirable upon complete exercise of the Unregistered Warrants.

Fundamental Transactions. If (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of our common stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our shares of common stock are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of our common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination, each a “Fundamental Transaction,” then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Unregistered Warrants with the same effect as if such successor entity had been named in such warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of Unregistered Warrants shall be given the same choice as to the consideration it receives upon any exercise of the Unregistered Warrants following such fundamental transaction. In addition, the successor entity, at the request of the holders of Unregistered Warrants, will be obligated to purchase any unexercised portion of the Unregistered Warrants in accordance with the terms of such warrants. Additionally, in the event of a Fundamental Transaction, each warrant holder will have the right to require us, or our successor, to repurchase the Unregistered Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the Unregistered Warrants.

Why We Need Stockholder Approval

We are seeking Stockholder Approval because we are required to do so, pursuant to the provisions of the Stock Purchase Agreement in connection with the Offering, in order to comply with Nasdaq Listing Rules 5635(a) and 5635(d), so that the holders of the Unregistered Warrants will then be able to exercise their Unregistered Warrants. Without such approval at the Special Meeting, we will continue to be obligated to obtain Stockholder approval, as previously provided, and we will not be able to consummate any subsequent financings at less than an effective price of $6.72 per share of our common stock. Therefore, obtaining such Stockholder Approval is critical to our ability to raise additional financing at market rates above such amount and is in the best financial interests of the Company.

Additionally, as previously explained, we agreed to obtain Stockholder Approval for the Nasdaq Proposal, at the request of investors in the Offering, because we were required to delay the initial exercise date of the Unregistered Warrants until six months after the closing of the Offering in order to avoid the issuance of 20% or more of our shares of outstanding common stock, in connection with the Offering, and, as a result, violating Nasdaq Listing Rule 5635. While we believe that delaying the exercise date of the Unregistered Warrants until six months after the closing makes us in compliance with Nasdaq Listing Rule 5635, by obtaining the requisite Stockholder Approval, we can fully assure compliance with such rule.

We are therefore seeking Stockholder Approval for the sale and issuance of the shares of common stock available pursuant to the sale of the securities in the Offering, in order to permit our sale of share of common stock in excess of the Issuable Maximum and be in compliance with the requirements of Nasdaq Listing Rules 5635(a) and 5635(d) described above.

Effect of the Nasdaq Proposal on Current Stockholders

If this Nasdaq Proposal is adopted by our stockholders at the Special Meeting, we would no longer be bound by the Issuable Maximum, and we will have the right to issue shares of common stock in excess of 19.99% of our issued and outstanding common stock, including upon exercise of the Unregistered Warrants.

The issuance of common stock upon the exercise of the Unregistered Warrants will result in certain dilution to our stockholders and would afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value. The sale or any resale of the common stock issued upon the exercise of the Unregistered Warrants could cause the market price of our common stock to decline.

Possible Effects of Disapproval of this Proposal

Stockholder Approval of the Nasdaq Proposal is not required for authorization or ratification of the Offering and the failure to obtain the Nasdaq Approval will not have an effect on the terms of the Offering nor create any right of rescission or similar rights as to the investors. The Unregistered Warrants issued at the closing of the Offering will remain outstanding and the terms of the Unregistered Warrants will remain our binding obligations.

However, if the Nasdaq Proposal is not approved by our stockholders, we will not be able to consummate any subsequent financings at less than an effective price of $6.72 per share of our common stock. Obtaining such Stockholder Approval is critical to our ability to raise additional financing at market rates above such amount and is in the best financial interests of the Company. Although we will not necessarily issue any common stock or other securities below $6.72 per share in the near future, we need the approval of stockholders in order to maintain maximum flexibility in our capital raising abilities.

In addition, our failure to receive the stockholder approval of this proposal would result in our inability to issue shares at a price below $6.72 per share and accordingly may prevent holders from exercising the Unregistered Warrants on a cash basis to the extent the exercise price of the Unregistered Warrants exceeds the then applicable market price of our common stock. We do not expect that holders of the Unregistered Warrants will exercise the Unregistered Warrants in that case, and, as a result, we would not receive any additional funds.

In the event that despite our reasonable best efforts we are unable to obtain the Stockholder Approval by April 29, 2021, we are required to hold an additional special meeting of stockholders and obtain Stockholder Approval by July 31, 2021. In the event that despite our reasonable best efforts we are unable to obtain Stockholder Approval by that date, we are required to hold additional meetings of our stockholders each fiscal quarter until Stockholder Approval has been obtained or the Unregistered Warrants expire or are exercised in full pursuant to their terms. As such, our failure to receive Stockholder Approval will require us to incur the costs of holding one or more additional stockholder meetings until we receive such approval.

Interests of Directors and Executive Officers

Our current directors and executive officers, as well as any other persons who have been a director or executive officer of the Company at any time since the beginning of fiscal year 2020, have no substantial interests, directly or indirectly, in the matters set forth in this proposal.

Vote Required

This proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares present or represented by proxy and entitled to vote at the Special Meeting and voting affirmatively or negatively on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Any abstentions or broker non-votes, if any, will not be counted as votes cast and will not affect the outcome of this Nasdaq Proposal, although they will be counted for purposes of determining whether there is a quorum present.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 2: THE ADJOURNMENT PROPOSAL

In the event that the number of shares of common stock present or represented by proxy at the Special Meeting and voting “FOR” the adoption of any one or more of the foregoing proposals are insufficient to approve any such proposal, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

Vote Required

This Adjournment Proposal requires the affirmative (“FOR”) vote of a majority of votes cast by shares present or represented by proxy and entitled to vote at the Special Meeting and voting affirmatively or negative on such matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Adjournment Proposal. Abstentions or broker non-votes, if any, will not be counted as votes cast and will not affect the outcome of this Adjournment Proposal, although they will be counted for purposes of determining whether there is a quorum present.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date based on information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our executive officers and directors that beneficially owns shares of our common stock; and

●	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

The percentage ownership information shown in the table below is based on that there were [36,342,692] shares of common stock outstanding as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Directors and Named Executive Officers
Yimin Jin, Co-Chief Executive Officer and Co-Chairman of the Board	4,334,705	11.93%
Wei Xu, President and Co-Chairman of the Board	3,940,184	10.84%
Weidong (David) Feng, Co-Chief Executive Officer	0	-
Jianing (George) Yu, Chief Operating Officer	0	-
Yi Li, Chief Financial Officer	0	-
Bibo Lin, Vice President	1,200,000	3.30%
Qihai Wang, Director	1,036,000	2.85%
Mingyue Cai, Director	0	-
Jin Wang, Director	0	-
Yajing Li, Director	242,743	0.67%
Fei Gan, Director	0	-
All officers and directors as a group (11 persons):	10,753,632	29.59%

5% Beneficial Owner
None	-	-

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047.

FUTURE STOCKHOLDER PROPOSALS

In order to be included in proxy material for the 2021 Annual Meeting of Stockholders, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company's proxy statement), and director nominees, must have been received by us at our offices a reasonable time before we begin to print and send the proxy materials in connection with the 2021 Annual Meeting of Stockholders.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2021 Annual Meeting of Stockholders, if the Company does not receive notice of any such proposal to be presented at the 2021 Annual Meeting of Stockholders a reasonable time before we send the proxy materials in connection with the 2021 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

Such stockholder’s notice shall include, with respect to each matter that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the 2021 Annual Meeting of Stockholders and the reasons for conducting such business at the 2021 Annual Meeting of Stockholders, and with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, that is required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Special Meeting other than the election of directors and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our common stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting the Corporate Secretary, Code Chain New Continent Limited, No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, OR MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

March [*], 2021	By Order of the Board of Directors

/s/ Yimin Jin
Yimin Jin
Co-Chairman of the Board and Co-Chief Executive Officer

Special Meeting Proxy Card

THIS PROXY IS SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS

CODE CHAIN NEW CONTINENT LIMITED

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2021

The undersigned stockholder of Code Chain New Continent Limited, a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated March [   ], 2021, and hereby constitutes and appoints Yimin Jin, with full power of substitution in him, the proxy of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on April 29, 2021, at 10:00 a.m., local time, (April 28, 2021 at 10:00 p.m. ET), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Approve, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the registered direct offering of our securities and the concurrent private placement of unregistered warrants to purchase up to an aggregate of 2,527,304 shares of the Company’s common stock and the issuance of the shares of common stock pursuant to such warrants, which offerings were closed on February 22, 2021.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal described above.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

I (we) acknowledge receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated March [ ], 2021 and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Signature
Signature, if held jointly
Date	__________,2021

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.